Exhibit 99.1
Sunflower Bank Closes Sale of Approximately $890 Million of Multifamily Commercial Real Estate Loans to Brookfield

DENVER & NEW YORK, June 5, 2026--(BUSINESS WIRE) FirstSun Capital Bancorp ("FirstSun") (NASDAQ: FSUN), the holding company for Sunflower Bank, National Association (the “Bank”) announced today that the Bank has closed on the sale of performing multifamily commercial real estate mortgage loans acquired from First Foundation Bank to entities affiliated with Brookfield Asset Management (“Brookfield”) (NYSE: BAM, TSX: BAM), a global alternative asset manager. The loans sold had contractual balances totaling approximately $890 million.

Rob Cafera, CFO of FirstSun, commented, “Successfully completing the sale of this performing multifamily commercial real estate loan pool is a significant milestone in our balance sheet repositioning strategy. We were pleased to partner with Brookfield, a leading asset manager in the global markets, on this mutually beneficial transaction. We also remain focused on all integration efforts relating to the First Foundation acquisition and we believe we are making great progress in our execution.”

Bill Powell, Managing Partner in Brookfield's Credit Group, said, “We are pleased to partner with FirstSun on this transaction, which reflects Brookfield’s ability to deliver tailored capital and credit solutions to banking institutions. The investment aligns with our focus on deploying flexible capital across high-quality real estate credit opportunities while supporting our partners’ growth and balance sheet objectives. It also highlights the scale and capabilities of Brookfield’s credit franchise, which has grown to more than $365 billion.”
The multifamily loan sale was contemplated and announced as part of FirstSun’s acquisition of First Foundation, Inc., which closed on April 1, 2026, and FirstSun expects to complete the remainder of its previously disclosed balance sheet loan downsizing before the end of the second quarter of 2026. The Bank intends to use the proceeds from the multifamily loan sale to pay down certain high cost brokered and non-brokered deposits acquired from First Foundation Bank.
FirstSun believes that, when completed, its overall balance sheet repositioning, including loan downsizing, and total loan fair value marks, including marks related to loan downsizing, will be in line with the expectations it disclosed at the time it announced its planned acquisition of First Foundation.
Stifel served as sole structuring agent to the Bank and Dechert LLP acted as the Bank’s legal advisor on the transaction.
Kirkland & Ellis LLP and Brownstein Hyatt Farber Schreck LLP acted as legal advisors to Brookfield.
About FirstSun Capital Bancorp
FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN), headquartered in Denver, Colorado, is the financial holding company for wholly owned subsidiaries including Sunflower Bank, N.A. and First Foundation Advisors. FirstSun completed its merger with First Foundation Inc. on April 1, 2026. Through its subsidiaries and affiliated entities, FirstSun provides a full range of relationship-focused services to meet personal, business, and wealth management financial objectives, with bank branches in ten states and mortgage capabilities in 44 states.
To learn more, visit ir.firstsuncb.com.

Cautionary Note Regarding Forward Looking Statements
Statements in this press release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding FirstSun’s expectations with respect to the timing of additional loan downsizing, the impact of additional loan downsizing on total loan fair value marks, including marks related to loan downsizing, and the Bank’s intended use of proceeds from the loan sale. Words such as “expect,” “believe,” “will,” “may,” “anticipate,” “intend,” “continue,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties, and assumptions, include, among others, the following: the possibility that the intended use of proceeds from the loan sale may change as a result of changes in economic conditions, market interest rates, or volatility in the financial services sector; that the execution of the remaining planned balance sheet loan downsizing related to the First Foundation acquisition may be more difficult, costly or time consuming than expected and the Bank may fail to realize the anticipated benefits; the impact of purchase accounting with respect to the acquisition of First Foundation, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks; FirstSun’s integration of the business and operations of First Foundation may take longer or be more costly than anticipated; and other factors, many of which are beyond FirstSun’s control.
FirstSun cautions readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Additional information concerning additional factors that could materially affect the forward-looking statements in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents subsequently filed by FirstSun with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made and FirstSun does not intend to and disclaims any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.
Contacts:

Ed Jacques
Director of Investor Relations & Business Development, FirstSun Capital Bancorp
Investor.Relations@firstsuncb.com

Rachel Wood
Vice President, Communications, Brookfield Asset Management
Rachel.Wood@Brookfield.com